Exhibit 99.1

Green Plains Completes Texas Ethanol Facility Acquisition

OMAHA, Neb., Nov. 12, 2015 (GLOBE NEWSWIRE) – Green Plains Inc. (NASDAQ:GPRE) today announced that it has completed the acquisition of an ethanol facility located in Hereford, Texas. The Hereford facility is the company’s fourteenth ethanol plant, bringing Green Plains’ total production capacity to more than 1.2 billion gallons per year.

The company expects to offer the facility’s transportation and storage assets to its master limited partnership, Green Plains Partners LP (NASDAQ:GPP).

About Green Plains

Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol, distillers grains and corn oil production; grain handling and storage; a cattle feedlot; and commodity marketing and distribution services. The company processes twelve million tons of corn annually, producing over 1.2 billion gallons of ethanol, approximately 3.4 million tons of livestock feed and 275 million pounds of industrial grade corn oil at full capacity. Green Plains, together with its subsidiaries, owns a 62.5% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP (NASDAQ:GPP).

Contact: Jim Stark, Vice President - Investor and Media Relations, Green Plains Inc. (402) 884-8700

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